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                                                                  Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      WASHINGTON GROUP INTERNATIONAL, INC.

                                    ARTICLE I

      The name of the corporation is Washington Group International, Inc. (the "Company").


                                   ARTICLE II

      The address of the Company's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808. The name of the Company's registered agent at such address is Corporation Service Company.

                                   ARTICLE III

      The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                   ARTICLE IV

      Section 1. AUTHORIZED CAPITAL STOCK. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is One Hundred Ten Million shares (110,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value $0.01 per share, and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share.

      Section 2. PREFERRED STOCK. The Preferred Stock may be issued in one or more series. The Board of Directors of the Company (the "Board") is hereby authorized to issue the shares of Preferred Stock in such series and to fix from time to time before issuance the number of shares to be included in any such series and the designation, the relative powers, preferences, and rights, and any qualifications, limitations, or restrictions


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of all shares of such series. The authority of the Board with respect to each such series will include, without limiting the generality of the foregoing, the determination of any or all of the following:

            (a) the number of shares of any series and the designation to distinguish the shares of such series from the shares of all other series;

            (b) the voting powers, if any, and whether such voting powers are full or limited in such series;

            (c) the redemption provisions, if any, applicable to such series, including, without limitation, the redemption price or prices to be paid;

            (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate of such series, and the dates and preferences of dividends on such series;

            (e) the rights of such series upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Company;

            (f) the provisions, if any, pursuant to which the shares of such series are convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock, or any other security, of the Company or any other corporation or other entity, and the price or prices or the rates of exchange applicable thereto;

            (g) the right, if any, to subscribe for or to purchase any securities of the Company or any other corporation or other entity;

            (h) the provisions, if any, of a sinking fund applicable to such series; and

            (i) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof;

all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock (collectively, a "Preferred Stock Designation").

      Section 3. COMMON STOCK. Except as may otherwise be provided in a Preferred Stock Designation, the holders of Common Stock will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders for each share of Common Stock held of record by such holder as of the record date for such meeting.


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                                    ARTICLE V

      The Board may make, amend, and repeal the Bylaws of the Company (the "Bylaws"). Any Bylaw made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such Bylaw so made or amended) or by the stockholders in the manner provided in the Bylaws. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Bylaws 1, 3, 8, 10, 11, 12, 13, and 36 may not be amended or repealed by the stockholders, and no provision inconsistent therewith may be adopted by the stockholders, without the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class. The Company may in its Bylaws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Certificate of Incorporation, "Voting Stock" means stock of the Company of any class or series entitled to vote generally in the election of directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article V.

                                   ARTICLE VI

      Subject to Bylaw 10(b) and the rights of the holders of any series of Preferred Stock:

            (a) any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of stockholders of the Company and may not be effected by any consent in writing of such stockholders, other than any such action taken for any purpose prescribed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder or by Item 201(d) of Regulation S-K of the Securities and Exchange Commission, as amended, which may be effected by such a consent in writing; and

            (b) special meetings of stockholders of the Company may be called only by (i) the Chairman of the Board (the "Chairman"), (ii) the President of the Company (the "President"), (iii) the Secretary of the Company (the "Secretary") within 10 calendar days after receipt of the written request of a majority of the total number of directors that the Company would have if there were no vacancies (the "Whole Board"), or (iv) the holders of at least a majority of the Voting Stock.

At any annual meeting or special meeting of stockholders of the Company, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the Bylaws. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds


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of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article VI.

                                   ARTICLE VII

      Section 1. NUMBER, ELECTION, AND TERMS OF DIRECTORS. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, the number of directors of the Company will not be less than three nor more than eleven and will be fixed from time to time in the manner described in the Bylaws. The directors, other than those who may be elected by the holders of any series of Preferred Stock, will be classified with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated Class I, Class II, and Class III. At any meeting of stockholders at which directors are to be elected, the number of directors elected may not exceed the greatest number of directors then in office in any class of directors. The directors first appointed to Class I (or their replacements, if any, pursuant to Bylaw 10(b)) will hold office for a term expiring at the annual meeting of stockholders to be held in 2003; the directors first appointed to Class II (or their replacements, if any, pursuant to Bylaw 10(b)) will hold office for a term expiring at the annual meeting of stockholders to be held in 2004; and the directors first appointed to Class III (or their replacements, if any, pursuant to Bylaw 10(b)) will hold office for a term expiring at the annual meeting of stockholders to be held in 2005, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Company, the successors of the class of directors whose terms expire at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, with such successors to hold office until their successors in turn are elected and qualified. Subject to Bylaw 10(b) and the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, directors may be elected by the stockholders only at an annual meeting of stockholders. Election of directors of the Company need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which directors are to be elected. If authorized by the Board, such requirement of written ballot shall be satisfied by a ballot submitted by electronic transmission; PROVIDED that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

      Section 2. NOMINATION OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of directors, other than designations pursuant to Bylaw 10(b), must be given in the manner provided in the Bylaws.

      Section 3. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to Bylaw 10(b) and the rights, if any, of the holders of any series of Preferred Stock to elect additional


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directors under circumstances specified in a Preferred Stock Designation, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal, or other cause will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board may shorten the term of any incumbent director.

      Section 4. REMOVAL. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect additional directors under circumstances specified in a Preferred Stock Designation, any director may be removed from office by the stockholders only for cause and only in the manner provided in this Article VII, Section 4, except for Interim Members (as defined in the Bylaws) who are not also Finally Designated Members (as defined in the Bylaws), who may be replaced in accordance with Bylaw 10(b). At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class, may remove such director or directors for cause.

      Section 5. AMENDMENT, REPEAL, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article VII.

                                  ARTICLE VIII

      To the fullest extent permitted by the Delaware General Corporation Law or any other applicable law currently or hereafter in effect, no director of the Company will be personally liable to the Company or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Company. Any repeal or modification of this Article VIII will not adversely affect any right or protection of a director of the Company existing prior to such repeal or modification.

                                   ARTICLE IX

      Section 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another company or of a partnership, joint venture, trust, or other enterprise, including,


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without limitation, service with respect to an employee benefit plan (an
"Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted or required by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; PROVIDED, HOWEVER, that, except as provided in Section 3 of this Article IX with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board; and PROVIDED FURTHER, HOWEVER, the indemnification rights granted in this Section 1 are subject to the limitations set forth in Section 5.18 of the Second Amended Joint Plan of Reorganization of Washington Group International, Inc., et al., dated July 24, 2001, as modified and confirmed on December 21, 2001 (the "Plan") for actions or events occurring prior to the Petition Date, as that term is defined in the Plan.

      Section 2. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 1 of this Article IX shall include the right to be paid by the Company the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an "Advancement of Expenses"); PROVIDED, HOWEVER, that, if the Delaware General Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Company (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this
Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article IX shall be contract rights, and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the Indemnitee's heirs, executors, and administrators.

      Section 3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 or 2 of this Article IX is not paid in full by the Company within 60 calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be 20 calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms


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of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses), it shall be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Company (including, without limitation, its Board, independent legal counsel, or stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Company (including, without limitation, its Board, independent legal counsel, or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article IX or otherwise shall be on the Company.

      Section 4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

      Section 5. INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

      Section 6. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE COMPANY. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article IX with respect to the indemnification and Advancement of Expenses of directors and officers of the Company; PROVIDED, HOWEVER, the indemnification rights granted in this Section 6 are subject to the limitations set forth in Section 5.18 of the Plan for actions or events occurring prior to the Petition Date, as that term is defined in the Plan.

      Section 7. ISSUANCE OF CAPITAL STOCK. The Company will not issue nonvoting capital stock to the extent prohibited by Section 1123 of Title 11 of the United States


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Code (the "Bankruptcy Code"); PROVIDED, HOWEVER, that this Section 7: (a)
will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code; (b) will have such force and effect only for so long as such Section is in effect and applicable to the Company; and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time in effect.

      Section 8. APPROVAL OF PURCHASES OF COMMON STOCK BY MR. DENNIS WASHINGTON. Notwithstanding anything contained in this Certificate of Incorporation or the Bylaws to the contrary, to the fullest extent permitted by the Delaware General Corporation Law and any other applicable law currently or hereafter in effect, the accumulation by Mr. Dennis Washington directly, or indirectly through his affiliates and associates, of up to but not more than 40% (assuming full exercise of the options granted pursuant to the Company's Second Amended Joint Plan of Reorganization, as modified) of issued and outstanding shares of Common Stock on a fully diluted basis, is authorized.

                                 * * * * * *


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